UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Filed by a Party other than the Registrant	☐

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☐	Soliciting Material Pursuant to § 240.14a-12

SONIC SOLUTIONS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SONIC SOLUTIONS

101 Rowland Way, Suite 110
Novato, California 94945
(415) 893-8000

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 15, 2008

To the Shareholders of Sonic Solutions:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of Sonic Solutions, a California corporation (“Sonic” or the “Company”), will be held on Monday, December 15, 2008 at 1:00 p.m., Pacific time, at Sonic’s principal executive offices located at 101 Rowland Way, Suite 110, Novato, California 94945 for the following purposes:

1. To elect five directors to serve for the ensuing year or until their successors are elected and qualified; and

2. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on November 20, 2008 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the Annual Meeting, we urge you, whether or not you plan to attend the Annual Meeting, to complete, sign, date and mail promptly the enclosed proxy which is being solicited on behalf of the Board of Directors of the Company so that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card.

By Order Of The Board Of Directors /s/ Mary C. Sauer Name: Mary C. Sauer Title: Secretary

Novato, California
November 21, 2008

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. THANK YOU FOR ACTING PROMPTLY.

1

SONIC SOLUTIONS

101 ROWLAND WAY, SUITE 110
NOVATO, CALIFORNIA 94945
(415) 893-8000

PROXY STATEMENT FOR
2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 15, 2008
____________________________

INFORMATION CONCERNING THE ANNUAL MEETING

Who is soliciting my proxy?

Proxies in the form enclosed with this Proxy Statement are being solicited by the Board of Directors of Sonic Solutions, a California corporation (“Sonic” or the “Company”).

When and where will the meeting be held?

The Company’s 2008 Annual Meeting of Shareholders (the “Annual Meeting”) will be held Monday, December 15, 2008 at 1:00 p.m., Pacific time, or at any adjournments or postponements thereof. The Annual Meeting will be held at Sonic’s principal executive offices located at 101 Rowland Way, Suite 110, Novato, California 94945. The telephone number at that address is (415) 893-8000.

Why am I receiving these materials?

      The Company sent you this Proxy Statement and the enclosed proxy card (the “Proxy Materials”) because the Board of the Company is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

When will the proxy solicitation materials first be sent to shareholders?

The Proxy Materials as well as the Company’s Annual Report on Form 10-K are first being sent to shareholders entitled to vote at the Annual Meeting on or about November 26, 2008.

What are the purposes of the Annual Meeting?

The purposes of the Annual Meeting are to:

•	consider and vote upon the election of five directors to serve for the ensuing year or until their successors are elected and qualified; and

•	transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board recommends a vote FOR each of the nominees to the Board for the ensuing year.

What if other business is properly brought before the Annual Meeting?

The Board is not aware of any other matters to be presented for shareholder action at the Annual Meeting. However, if other matters are properly brought before the Annual Meeting, the persons named as proxy holders, David C. Habiger and Paul F. Norris, will have the discretion to vote your shares.

Who is entitled to vote?

Only shareholders of record at the close of business on November 20, 2008 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of Sonic common stock you owned as of the Record Date on each matter considered at the Annual Meeting. The shares on your proxy card, included in your Proxy Materials, represent the shares you own and are eligible to vote. As of November 20, 2008, there were 26,562,810 shares of the Company’s common stock outstanding and eligible to vote.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How do I cumulate my votes for the election of directors?

Every shareholder voting for the election of directors may exercise cumulative voting rights and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than five candidates. However, no shareholder shall be entitled to cumulate votes unless a shareholder gives notice at the Annual Meeting of the shareholder’s intention to cumulate votes, and no votes may be cast in favor of a candidate unless the candidate’s name has been placed in nomination prior to the voting.

May I cumulate my votes with respect to any other matters?

On all matters other than the election of directors, each share is entitled to one vote on each proposal or item that comes before the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of the common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How many votes are required for the election of directors?

Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of vote.

All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to the proposals, the common stock represented by the proxy will be voted as to the proposal for which no specification is given as follows: FOR the election of the director nominees named in this Proxy Statement. To the extent any other matters are properly brought before the Annual Meeting, the persons named as proxy holders, Dave C. Habiger and Paul F. Norris, will have discretion to vote your shares.

How many votes are required for other matters that may properly come before the Annual Meeting?

The affirmative vote of the holders of shares having a majority of the voting power of the shares represented and entitled to vote is required for all other business that may properly come before the Annual Meeting.

Who are the proxy holders?

The proxy holders are David C. Habiger and Paul F. Norris, who were selected by the Board of the Company, and currently serve as executive officers of the Company.

How are the votes counted?

The votes are counted as received by an automated system administered by our transfer agent, BNY Mellon Shareholder Services (“Mellon”). Broker non-votes, and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether shareholders’ approval of that matter has been obtained. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.

How do I vote?

You may vote using any of the following methods:

•
Proxy card.   Be sure to complete, sign and date the card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card without indicating your voting preferences, the persons named in the proxy card will vote FOR the election of directors.

•
In person at the Annual Meeting.   All shareholders may vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspector of election with your ballot when you vote at the meeting.

May I change my vote after I return my proxy card?

Yes, if you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	Submitting a new, duly executed proxy card or paper ballot bearing a later date;

•	Sending written notice to the Company’s Corporate Secretary; or

•	Attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Mellon, you are considered a shareholder of record with respect to those shares. We sent the Proxy Materials directly to you. You have the right to vote those shares directly.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. In this case, the Proxy Materials have been forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shaes by using the voting instruction card included in the mailing. If your shares are held in a stock brokerage account or by a bank or other nominee and would like to attend the annual meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on the record date and you must contact the shareholder of record with respect to those shares and obtain a proxy card from that broker, bank or nominee and bring it to the Annual Meeting.

Who will serve as inspector of election?

A representative of Mellon, our transfer agent, will act as inspector of election to tabulate votes cast in person at the Annual Meeting.

How can I obtain an Annual Report on Form 10-K?

The Annual Report on Form 10-K was included with the Proxy Materials mailed to all shareholders from whom proxies are being solicited in connection with our Annual Meeting. The Annual Report is also available on the Company’s internet web site at www.sonic.com, by calling the Securities Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room or through the SEC’s Edgar system at www.sec.gov. Our website does not constitute a part of this Proxy Statement or the Proxy Materials.

Who is soliciting my vote?

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Sonic.

Who pays for the solicitation of my vote?

Costs of solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, proxy cards and any other information furnished to the shareholders, will be borne by Sonic. Sonic will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of common stock.

How will my vote be solicited?

Solicitation of proxies may be made by directors, officers and other employees of Sonic by personal interview or telephone. No additional compensation will be paid for any such services.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws provide for a Board consisting of not less than five nor more than seven directors. The number of directors is presently fixed at five. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees for re-election named below, all of whom are presently directors of Sonic. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

The name of and certain other information regarding each nominee for re-election is set forth in the table below.

Name	Age	Position	Director Since
Robert J. Doris	56	Chairman of the Board of Directors	1986
Mary C. Sauer	55	Director & Secretary	1986
Robert M. Greber	70	Director	1993
Peter J. Marguglio	62	Director	1986
R. Warren Langley	65	Director	2001

Mr. Doris is married to Ms. Sauer. There are no other family relationships between any director or executive officer of Sonic.

Robert J. Doris. Mr. Doris co-founded Sonic in 1986 and has served as Chairman of the Board since 1986, as Chief Executive Officer from 1986 to September 2005, and as President from 1986 to April 2005. In September 2005 Mr. Doris became the non-executive Chairman of the Board, and all services performed by Mr. Doris since that time have been in his capacity as a Board member. Prior to 1986, Mr. Doris held the positions of President of The Droid Works, a subsidiary of Lucasfilm Ltd., Vice President of Lucasfilm, and General Manager of the Lucasfilm Computer Division. Mr. Doris received B.A., J.D. and M.B.A. degrees from Harvard University.

Mary C. Sauer. Ms. Sauer co-founded Sonic in 1986 and served as a vice president from 1986 to September 26, 2005, including as Senior Vice President of Marketing and Sales from February 1993 to September, 2005, and has served as a director from 1986 until the present. Since September 2005, all services performed by Ms. Sauer have been in her capacity as a Board member. Prior to 1986, Ms. Sauer was Vice President of Marketing for The Droid Works, and prior to joining The Droid Works, Ms. Sauer was Director of Marketing for the Lucasfilm Computer Division. Ms. Sauer received a B.F.A. from Washington University in St. Louis and an M.B.A. in Finance and Marketing from the Wharton School of the University of Pennsylvania.

Robert M. Greber. Mr. Greber has served as a director of Sonic since August 1993. Mr. Greber served as President and Chief Operating Officer of The Pacific Stock Exchange from 1990 to 1995. From 1996, until his retirement in 1999, Mr. Greber was Chairman and Chief Executive Officer of The Pacific Stock Exchange. From 1985 to 1987, Mr. Greber was President and Chief Executive Officer of Diagnostic Networks, Inc., a network of Magnetic Resonance Imaging Centers which was merged into NMR America in 1987. From 1982 to 1985, Mr. Greber was President and Chief Executive Officer of Lucasfilm Ltd. Before joining Lucasfilm, Mr. Greber was associated with the firm of Merrill Lynch where he was Vice President and Manager of the Los Angeles Institutional Office. Mr. Greber holds a B.S. in Finance from Temple University.

Peter J. Marguglio. Mr. Marguglio has served as a director of Sonic since 1986. Mr. Marguglio worked at Eatec Corporation, a software company, where he was President and a director, since 1990 and until February 19, 2008, when Eatec was sold to Agilysys, Inc. Prior to joining Eatec, Mr. Marguglio was President of Resource Marketing, Inc., an equipment leasing firm he founded in 1981. Mr. Marguglio holds a Mechanical Engineering degree from the University of Washington and an M.B.A. degree from Stanford University.

R. Warren Langley. Mr. Langley has served as a director of Sonic since 2001. Mr. Langley has been a consultant and the Managing Principal of the GuruWizard Fund, LLC, a venture capital firm that emphasizes social investing, since 2000. Mr. Langley also has been on the Board of Advisors of Sun Trading LLC, a privately held partnership, since October 2007. From 1996 until 1999, Mr. Langley served as President and Chief Operating Officer of The Pacific Stock Exchange. From 1987 to 1998, he was a Principal and Chief Operating Officer of Hull Trading, a proprietary derivatives trading firm. Mr. Langley has also worked as Director of Operations Research and Industrial Engineering at United Airlines and in several capacities in the software, energy, and defense consulting industries after serving in the United States Air Force for fifteen years. Mr. Langley holds a B.S. degree in Engineering Science from the United States Air Force Academy, an S.M. degree in Astronautical Engineering from Massachusetts Institute of Technology, and a Ph.D. in Operations Research from Georgia Institute of Technology.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR DIRECTOR. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFICY A DIFFERENT CHOICE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of November 20, 2008: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock, (ii) by each of its directors, (iii) by each of its Named Executive Officers (as defined under “Executive Compensation - Summary Compensation Table”) and (iv) by all of its directors and executive officers as a group.

	Number of Shares	Percentage of Shares
Name and Address (1)	Beneficially Owned (2)	Beneficially Owned (2)
Royce and Associates (3)	3,251,000	12%
1414 Avenue of the Americas
New York, NY 10019

William Blair & Company, L.L.C. (4)	3,006,997	11%
222 W Adams
Chicago, IL 60606

Waddell & Reed Advisors Small Cap Fund, Inc. (5)	2,350,842	9%
290 Woodcliff Drive
Fairport, NY 14450

Manning & Napier Advisors, Inc. (6)	1,363,650	5%
290 Woodcliff Drive
Fairport, NY 14450

Barclays Global Investors, NA (7)	1,296,835	5%
45 Freemont Street
San Francisco, CA 94105

Directors and Offices
Robert J. Doris (8)	1,331,250	5%
Mary C. Sauer (9)	499,775	2%
The Doris-Sauer Revocable Trust (10)	609,009	2%
Peter Marguglio (11)	343,418	1%
Robert M. Greber (12)	133,675	1%
R. Warren Langley (13)	110,975	*
David C. Habiger (13)	472,917	2%
A. Clay Leighton (14)	676,250	3%
Mark Ely (13)	131,879	*
Paul Norris (15)	115,996	*
All directors and executive officers as a group	4,425,144	17%
(9 persons)

* Less than 1%.

1  Unless otherwise indicated, the address of each person is c/o Sonic Solutions, 101 Rowland Way, Suite 110, Novato, CA

2  This table is based upon information supplied by directors, officers and principal shareholders. Applicable percentage ownership for each shareholder is based on 26,562,810 shares of common stock outstanding as of November 20, 2008, together with applicable options for such shareholders. Beneficial ownership is determined in accordance with Securities Exchange Commission ("SEC") rules and generally includes voting or investment power with respect to securities, subject to community property laws where applicable. Shares of common stock subject to options are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not treated as outstanding for computing the percentage ownership of any other person.

3  The information is based solely on Schedule 13G filed with the SEC by Royce and Associates on January 31, 2008.

4  The information is based solely on Schedule 13G filed with the SEC by William Blair & Company, L.L.C. on April 10,

5  The information is based solely on Schedule 13G filed with the SEC by Waddell & Reed Advisors Small Cap Fund, Inc. on February 1, 2008.

6  The information is based solely on Schedule 13G filed with the SEC by Manning & Napier Advisors, Inc., on February 8,

7  The information is based solely on Schedule 13G filed with the SEC by Barclays Global Investors, NA, on January 23, 2007.

8  Includes 720,531 shares owned by Mr. Doris, and 610,719 shares issuable upon exercise of options which will be exercisable within 60 days of November 20, 2008. Total shares exclude direct and indirect shares owned or issuable upon exercise of options by Ms. Sauer who is married to Mr. Doris. For shares owned by the Doris-Sauer Trust see footnote 10.

9  Includes 217,995 shares owned by Ms. Sauer, and 281,780 shares issuable upon exercise of options which will be exercisable within 60 days of November 20, 2008. Total shares exclude direct and indirect shares owned or issuable upon exercise of options by Mr. Doris who is married to Ms. Sauer. For shares owned by the Doris-Sauer Trust see footnote 10.

10 Includes shares owned by the Doris-Sauer Revocable Trust u/a/d 5 Nov 2004, a revocable trust established by Robert Doris and Mary Sauer, husband and wife. Each of Mr. Doris and Ms. Sauer are joint trustees of the Trust and each person has the power to vote and dispose of any and all securities held by the Trust.

11 Includes 188,443 shares owned by Mr. Marguglio, and 154,975 shares issuable upon exercise of options which will be exercisable within 60 days of November 20, 2008.

12 Includes 128,675 shares issuable upon exercise of options which will be exercisable within 60 days of November 20, 2008 and includes 5,000 shares owned directly by a trust whose sole trustee and beneficiary is Mr. Greber's wife.

13 Includes shares issuable upon exercise of options which will be exercisable within 60 days of November 20, 2008.

14 Includes 109,500 shares owned by Mr. Leighton and 566,750 shares issuable upon exercise of options which will be exercisable within 60 days of November 20, 2008.

15 Includes 12,996 shares owned by Mr. Norris and 103,000 shares issuable upon exercise of options which will be exercisable within 60 days of November 20, 2008.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of November 20, 2008:

Name	Age	Position
David C. Habiger	39	Chief Executive Officer and President
A. Clay Leighton	52	Chief Operating Officer
Mark Ely	39	Executive Vice President of Strategy
Paul F. Norris	46	Executive Vice President, Acting Chief
		Financial Officer and General Counsel

David C. Habiger. Mr. Habiger joined Sonic in 1993 as a regional sales manager. From 1993 until 2000 Mr. Habiger served in a number of sales and marketing management roles at Sonic. From 2000 until 2002, Mr. Habiger was Worldwide Vice President of Sales for Sonic. Mr. Habiger was Senior Vice President and General Manager from 2002 to 2003 and then General Manager from 2003 to April 2005 of the Roxio Division, where he played a key role in the development of Sonic’s original equipment manufacturer and retail markets for consumer software. In April 2005 Mr. Habiger was appointed President and COO. In September 2005, Mr. Habiger was appointed President and Chief Executive Officer. Mr. Habiger received a B.B.A. from St. Norbert College and an M.B.A. from the University of Chicago. Since September 2007 Mr. Habiger has served as a director for Akimbo, Inc.

A. Clay Leighton. Mr. Leighton joined Sonic in 1993 as Vice President of Finance. In 1999, Mr. Leighton was named Senior Vice President of Worldwide Operations and Finance and Chief Financial Officer. In September 2005, Mr. Leighton was named Executive Vice President and Chief Financial Officer. In February 2008, Mr. Leighton was named Chief Operating Officer. Prior to joining Sonic, from 1990 to 1992, he was Vice President, Finance and Chief Financial Officer for RESNA Industries Inc., an environmental services firm. From 1988 to 1989 he was Vice President, Finance and Chief Financial Officer for Command Data Systems, a software company specializing in software for the public safety market. Previously, Mr. Leighton worked as strategy consultant for the Boston Consulting Group. Mr. Leighton received a B.A. from Wesleyan University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

Mark Ely. Mr. Ely joined Sonic in 1992 as a Customer Service Representative. Over the years, Mr. Ely was promoted to Product Marketing Manager, Director of Marketing, General Manager Desktop Products and, in 2004, Senior Vice President of Strategic Planning. In September 2005, Mr. Ely was named Executive Vice President of Strategy. Mr. Ely received a B.A. from Middlebury College and an M.B.A. from the UCLA Anderson School of Management.

Paul F. Norris.  Mr. Norris joined Sonic in 2005 as Senior Vice President and General Counsel. In February 2008, Mr. Norris became Sonic’s Executive Vice President, Acting Chief Financial Officer and General Counsel. Prior to joining Sonic, from 2000 to 2005, Mr. Norris was a partner at Steiner Norris PLLC, a law firm he co-founded in Seattle, Washington. Mr. Norris received a B.A. from Yale University and a J.D. from Harvard Law School.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Meetings and Committees

The Board held a total of five meetings during the fiscal year ended March 31, 2008. No director participated in fewer than 75% of the total number of meetings of the Board and all meetings of committees of the Board, if any, upon which such director served. The members of the Audit Committee meet separately on a regular basis without any non-independent members of the Board or members of management present. The chairman of the Audit Committee acts as the chairman of such meeting of the independent directors.

The Board has a standing Audit Committee, Compensation Committee and Nomination Committee. Each of these committees operates under separate written charters that were adopted by our Board.

The current committee arrangement, whereby all independent directors serve on the Audit Committee, Compensation Committee and Nominating Committees, derives from the fact that the size of the Board is relatively small, all independent directors have significant experience in operating companies of approximately our size, all independent directors are financially sophisticated, and all independent directors have evidenced willingness to devote time and attention to Board and Board committee activities. In the future, depending on possible changes in the size and composition of the Board, the Board may vary its current practices relative to Board committees. For example, the Board may in the future not designate all of the independent directors to serve on the Audit Committee, and it may specifically appoint certain directors to serve on the Compensation and Nominating Committees rather than have all the same individuals serve on the Audit, Compensation and Nominating Committees.

The composition and authority of each committee are summarized below.

Audit Committee. Messrs. Marguglio, Greber and Langley serve on the Audit Committee, with Mr. Greber serving as chairman. After considering transactions and relationships between each member of the Audit Committee or his immediate family and Sonic and its subsidiaries, and reviewing the qualifications of the members of the Audit Committee, the Board determined that all current members of the Audit Committee are (1) “Independent” as that term is defined in Section 10A of the Securities Exchange Act of the 1934, as amended (the “Exchange Act”); (2) “Independent” as that term is defined in Rule 4200 of Nasdaq’s Marketplace Rules; and (3) financially literate. Our Board also determined that Mr. Greber qualifies as an “Audit Committee Financial Expert,” as defined by the applicable rules of the Exchange Act, based upon his business experience developed through, among other things, his association with The Pacific Stock Exchange in various capacities, including Chairman, Chief Executive Officer and Chief Operating Officer, and his position as Chief Executive Officer of Diagnostic Network, Inc. In these capacities Mr. Greber acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an Audit Committee Financial Expert. The Audit Committee’s charter was filed as Appendix A to our definitive proxy statement associated with our combined 2006 and 2007 Annual Shareholders Meeting, as filed with the SEC on May 19, 2008. The definitive proxy statement associated with our combined 2006 and 2007 Annual Shareholders Meeting is available on the Company’s internet web site at www.sonic.com, by calling the SEC at (800) SEC-0330 for the location of the nearest public reference room or through the SEC’s EDGAR system at www.sec.gov. Our website does not constitute a part of this Proxy Statement or the Proxy Materials.

The Audit Committee, pursuant to its charter, is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. In addition, the Audit Committee is responsible for approving the audit and non-audit services performed by the independent auditors, consulting with the independent auditors about the scope of the audit and reviewing with them the results of their examination and reviewing our financial control procedures and personnel. The Audit Committee also has established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee held eight meetings during the fiscal year ended March 31, 2008. The Audit Committee operates under a written charter adopted by the Board.

Compensation Committee. The Compensation Committee is comprised entirely of independent directors, namely, Messrs. Marguglio, Greber and Langley, with Mr. Greber serving as chairman. Pursuant to its charter, the Compensation Committee’s functions include assisting the Board in determining the compensation for our executive officers, including our Chief Executive Officer; administering certain aspects of our stock option plans; and assisting the Board in other matters as appropriate. During the fiscal year ended March 31, 2008, as contemplated by and provided for in the Compensation Committee Charter, Compensation Committee matters were addressed within the context of and during Audit Committee meetings. The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee’s charter was filed as Appendix B to our definitive proxy statement associated with our combined 2006 and 2007 Annual Shareholders Meeting, as filed with the SEC on May 19, 2008. The definitive proxy statement associated with our combined 2006 and 2007 Annual Shareholders Meeting is available on the Company’s internet web site at www.sonic.com, by calling the SEC at (800) SEC-0330 for the location of the nearest public reference room or through the SEC’s EDGAR system at www.sec.gov. Our website does not constitute a part of this Proxy Statement or the Proxy Materials.

Nominating Committee. In September 2005, our Board also appointed a Nominating Committee and adopted the Charter of the Nominating Committee of Sonic Solutions. The Nominating Committee is comprised entirely of independent directors, namely, Messrs. Marguglio, Greber and Langley, with Mr. Greber serving as chairman. Pursuant to its charter, the Nominating Committee’s functions include assisting the Board in monitoring the size and composition of the Board; considering and making recommendations to the Board with respect to the nominations or elections of directors; and assisting the Board in other duties as the Board shall from time to time prescribe. During the fiscal year ended March 31, 2008, as contemplated by and provided for in the Nominating Committee Charter, Nominating Committee matters were addressed within the context of and during Audit Committee meetings. The Nominating Committee operates under a written charter adopted by the Board. The Nominating Committee’s charter was filed as Appendix C to our definitive proxy statement associated with our combined 2006 and 2007 Annual Shareholders Meeting, as filed with the SEC on May 19, 2008. The definitive proxy statement associated with our combined 2006 and 2007 Annual Shareholders Meeting is available on the Company’s internet web site at www.sonic.com, by calling the SEC at (800) SEC-0330 for the location of the nearest public reference room or through the SEC’s EDGAR system at www.sec.gov. Our website does not constitute a part of this Proxy Statement or the Proxy Materials.

Compensation Committee Interlocks and Insider Participation

During fiscal 2008, Messrs. Marguglio, Greber and Langley served as members of the Compensation Committee. During fiscal 2008, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of the Company.

Director Independence

Our Board has determined that three directors of the Board, Messrs. Greber, Langley and Marguglio, are “Independent” as that term is defined in Rule 4200 of Nasdaq’s Marketplace Rules. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and Sonic and its subsidiaries. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined, based on its understanding of such transactions and relationships, that all of the non-employee directors are independent and, therefore, a majority of the members of the Board are independent as defined by applicable Nasdaq rules.

Communications with the Board

The Company’s Board believes that full and open communication between shareholders and members of the Board is in the Company’s best interests and the best interests of its shareholders. Shareholders may contact any director or committee of the Board by writing to the Company’ Secretary, c/o Sonic Solutions, 101 Rowland Way, Suite 110, Novato, CA 94945, or via fax to (415) 893-8008. The Company’s Secretary will determine the extent to which such shareholder communications should be disseminated to members of the Board and what response, if any, should be made to such communications. Generally, communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that are considered to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances or matters as to which the Company has already received substantially similar communications. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters may be referred directly to the audit committee by writing to the Chairman of the Audit Committee, c/o Sonic Solutions, 101 Rowland Way, Suite 110, Novato, CA 94945.

Policies Governing Director Nominations and other Shareholder Proposals

Director Qualifications and Process for Identifying and Evaluating Director Nominees

The Company’s Board has not established any special qualifications or minimum criteria for a director nominee, or any specific required qualities or skills. In considering a candidate, the Board will consider the entirety of such candidate’s credentials and other qualifications necessary to meet any requirements under the rules and regulations applicable to the Company. The Board will consider a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of the Board. No consultants or search firms were used for the slate of director nominees at the Annual Meeting since all directors nominated are for re-election, and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year.

Procedures for Recommendation of Nominees by Shareholders

The Company currently expects to hold its annual meeting for 2009 in the fourth quarter of calendar year 2009. With respect to recommendations of director nominee(s) for the 2009 annual meeting, a shareholder must submit the following relevant information in writing to the attention of the Company’s Secretary at the Company’s principal executive offices no later than a reasonable period of time prior to the production and mailing of the 2009 proxy materials: (1) the name, age, business and residence addresses of the prospective candidate; (2) a brief biographical description of the prospective candidate, including employment history for the past five years, and a statement of the qualifications of the prospective candidate; (3) the number of shares of the Company’s common stock, if any, which are beneficially owned by the prospective candidate; (4) a description of all arrangements or understandings between the shareholder and the prospective candidate pursuant to which the nomination is to be made by the shareholder if the shareholder and the prospective candidate are different individuals; (5) the candidate’s signed consent to serve as a director if elected and to be named in the Proxy Statement; and (6) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act. Once the Board receives the shareholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Board in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s Proxy Statement or other regulatory filings, if nominated.

The Board will not evaluate candidates based on who has made the proposal. The Board will consider candidates from any reasonable source, including shareholder recommendations.

For this meeting, the Company did not receive a director nominee recommendation from any shareholder (or group of shareholders).

Procedure for Submission of Shareholder Proposals

The Board will consider shareholder proposals properly submitted to the Company, including recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered for the 2009 annual meeting, a shareholder must submit its proposal and other relevant information in writing to the attention of the Company’s Secretary at our principal executive offices no later than a reasonable period of time prior to the production and mailing of the 2009 proxy materials. The shareholder must submit the following relevant information: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (3) the number of shares of the Company’s common stock which are beneficially owned by the shareholder; (4) any material interest of the shareholder in such business; and (5) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act, in the shareholder’s capacity as a proponent of the proposal.

Director Attendance at Annual Meeting of Shareholders

The Board’s policy with regard to director attendance at annual meeting of shareholders is that attendance is not required but members, if practicable and time permits, are encouraged to attend. All of the five directors attended the combined 2006 and 2007 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics covers all employees, officers and directors, including our principal executive, financial and accounting officers. A copy of our Code of Business Conduct and Ethics can be found on our web site, www.sonic.com . Any amendments to the Code of Business Conduct and Ethics will be posted on our website. Our website is not incorporated into or part of this Proxy Statement or the Proxy Materials.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership and reports of changes in ownership of our common stock with the SEC. Executive officers, directors and owners of greater than 10% of our stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of the filings, in respect of the fiscal year ended March 31, 2008, furnished pursuant to Rule 16a-3(e) promulgated under the Exchange Act or advice that no filings were required, we are not aware of any late Section 16(a) filings for such fiscal year.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The Audit Committee reviewed and discussed with both management of the Company and BDO Seidman, LLP, the Company’s independent registered public accounting firm (BDO), the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008. It has discussed the matters required to be discussed pursuant to Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance) with the representatives of BDO. BDO has provided a written disclosure to the Audit Committee in compliance with Independence Standards Board No. 1 (Independence Discussions with Audit Committees).

Based on the review of the audited consolidated financial statements for the year ended March 31, 2008 and the discussions among the Audit Committee, Sonic’s management and BDO set forth above, the Audit Committee has recommended to the Board that the audited consolidated financial statements for the fiscal year ended March 31, 2008 be included in the Company’s Annual Report on Form 10-K, as filed with the SEC on June 23, 2008, and to be included in the Company’s Annual Report to Shareholders as part of the Proxy Materials.

The Audit Committee acts under an amended and restated written charter adopted and approved by Sonic’s Board on September 23, 2005.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of Sonic’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of Sonic’s annual financial statements to generally accepted accounting principles.

Submitted by the Audit Committee:

Robert M. Greber Peter J. Marguglio R. Warren Langley

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors selected the firm of BDO Seidman, LLP, an independent registered accounting firm (“BDO”), to serve as independent auditors for the fiscal year ended March 31, 2008. A representative of BDO is expected to be present at Annual Meeting.

The following table sets forth the fees billed to the Company for the fiscal years ended March 31, 2008, 2007 and 2006 for professional services rendered by BDO:

	March 31,
	2008	2007
Audit fees (1)	$1,050	$1,524
Audit related fees (2)	1,963	102
Tax fees	-	-
All other fees	-	-
Total fees	$3,013	$1,626

(1) Audit fees are fees related to professional services rendered by BDO Seidman, LLP in connection with the audit of our financial statements and our internal controls over financial reporting, the reviews of our interim financial statements included in each of our quarterly reports on Form 10-Q and international statutory audits.

(2) Audit-related fees are for assurance and related services, including stock option review and review of other SEC filings by BDO Seidman, LLP that are reasonably related to the performance of the audit or review of our financial statements.

Pre-Approval Policy of Services Provided by Independent Auditor

Under the Sarbanes-Oxley Act, all audit and non-audit services performed by BDO, must be approved in advance by the Company’s Audit Committee to assure that such services do not impair the auditors’ independence from the Company. In accordance with its pre-approval policies and procedures, the Company’s Audit Committee pre-approved all audit and permitted non-audit services prior to them being performed by BDO, during the fiscal year ended March 31, 2008.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of the Company’s Executive Compensation Program

In September 2005, our Board appointed a Compensation Committee and adopted the Charter of the Compensation Committee of Sonic Solutions. The Compensation Committee is responsible for, among other things, (a) assisting the Board in discharging its responsibilities relating to compensation of our directors and executive officers; and (b) producing an annual report on executive officer compensation for inclusion in our Proxy Statement, in accordance with applicable rules and regulations. In September 2005, the Board approved the base salaries and option grants for Mr. Habiger and Mr. Leighton. In January 2007, the Board approved Executive Employment Agreements for Messrs. Habiger, Leighton and Ely. In February 2008, the Board approved the Executive Employment Agreement for Mr. Norris.

Compensation Objectives and Strategy

Our core compensation philosophy is to pay our executive officers competitive levels of compensation that best reflect their individual responsibilities and contributions to Sonic, while providing incentives to achieve our business and financial objectives. Our principal objectives and strategy concerning our executive compensation program are as follows:

▪	to design compensation packages that will attract, retain, and motivate highly qualified key employees who can be instrumental to our long-term success;

▪
to pay competitively in relation to similar audio and video software and hardware companies and to provide appropriate reward opportunities for achieving high levels of performance compared to similar organizations in the marketplace;

▪	to emphasize individual excellence and encourage all employees, not just our executive officers, to take initiative and lead projects that enhance our overall effectiveness;

▪	to emphasize sustained performance by aligning rewards with shareholder interests; and

▪	to motivate executives and employees to achieve our annual and long-term business goals and encourage behavior toward the fulfillment of those objectives.

We do not have a formal executive evaluation and compensation program with specified performance objectives, targets or ranges. Our Board has not historically used any formal benchmarking data or surveys to establish compensation levels, instead generally relying on publicly-available information regarding compensation levels of similar audio and video software and hardware companies as well as its own general business knowledge to design compensation packages that it believes are competitive and provide appropriate reward opportunities for achieving high levels of performance, compared to those similar organizations in the marketplace.

In keeping with our compensation objectives and strategy, our Board approved our entry into Executive Employment Agreements with our executive officers in January 2007 and in February 2008 (see “Employment Agreements,” below). Our Board believes that these agreements are beneficial in that they provide a certain level of employment protection to these executives, fostering long term-behavior, emphasizing sustained performance and the achievement of long-term business goals, and assisting us in retaining our most senior personnel, all without requiring us to increase the total compensation amounts now paid to those executives. Each year, the Board, taking into account any input provided by the Compensation Committee, will review and evaluate the compensation paid to our executive officers and determine the base salary, bonus and the equity related grants for each executive officer.

Role of Executive Officers in Compensation Decisions

In the ordinary course, our Chief Executive Officer (“CEO”) evaluates the personnel who report directly to him. The Board and/or Compensation Committee may consider these evaluations and any recommendations of our CEO in determining the base salaries, adjustments to base salaries, bonuses and equity based awards for each of our named executive officers, other than the CEO. The Compensation Committee and/or our full Board may exercise its discretion in modifying any recommended adjustments or awards to executives.

Elements of Compensation

Compensation for each executive officer for fiscal year 2008 consisted of a base salary, the opportunity to receive an annual bonus in the form of cash, stock and/or grants of restricted stock units (“RSUs”), options to acquire common stock, and other benefits (e.g., matching contribution made by us under our 401(K) plan). We provide a competitive salary and benefits package that we believe is consistent with market practice for our industry and the size of our company, and allows us to attract and retain executives and employees. We have not established minimum stock ownership guidelines for our executive officers or adopted a policy requiring them to retain their Sonic stock ownership for any period of time. In general, all other employee benefits that our executive officers receive, such as matching contributions under our 401(K) plan, are the same benefits available on a non-discriminatory basis to our other salaried employees.

We choose to build our compensation program for named executive officers around these elements because each individual component is useful in achieving one or more of the objectives of the program and we believe that, together, they have been and will continue to be effective in achieving our overall objectives.

Weighting of Elements

We do not have an express policy or formulaic method for weighting the different elements of compensation or for allocating between long-term and short-term compensation. The use and weight of each compensation element is based on a subjective determination by our Board and/or Compensation Committee of the importance of each element in meeting our overall objectives.

Non-cash compensation includes grants of stock options and/or RSUs. Stock options and RSUs provide long-term incentives to increase shareholder value as well as a retention mechanism for highly-valued named executive officers. The Board’s intention is to grant competitive equity compensation awards.

Base Salary. We provide our named executive officers and other employees a fixed amount of cash compensation - salary - for the executive’s work. Salaries for named executive officers are established each year by the Board, taking into account any input provided by the Compensation Committee. The Compensation Committee and Board determine the base salaries of our named executive officers annually by subjectively evaluating the responsibilities of their position, the experience and performance of each individual.

The amount of each executive’ salary is determined based on a number of factors including:

▪	an assessment of individual contribution as judged by the CEO (other than with respect to his own salary), as well as the Compensation Committee and/or Board;

▪	tenure;

▪	relationship to the salaries of other executives at comparable companies; and

▪	our overall financial results.

For fiscal year 2008, as illustrated in our Summary Compensation Table below, base salaries of our named executive officers represented an average of approximately 86% of total compensation (which included base salary, cash incentive compensation, stock options expense and matching contributions made to the named executive under our 401(k) plan). The Compensation Committee considers that this percentage is relatively high, due to the fact that no restricted stock units (“RSUs”) or stock options were granted to our named executive officers during fiscal year 2008 as a consequence of the delay in our annual shareholders meeting (and the Board meeting that immediately follows each annual shareholders meeting at which such equity compensation is typically granted). Accordingly, while we do not target salary at a particular percentage of total compensation, the Compensation Committee anticipates that the percentage may be lower in future periods.

Bonuses.  We provide bonuses to compensate our executive officers for their performance over the past year at the discretion of the Compensation Committee and Board. For fiscal year 2008, we did not establish a pool for bonuses, target bonuses at a particular percentage of base salary or base decisions on other set formula or criteria, but rather based bonus-granting decisions on an individual assessment of the executive’s contribution to our company and achievement of corporate goals as well as our financial performance. Further, the Executive Employment Agreements approved in January 2007 do not include a specific amount or target for a bonus payment. During fiscal year 2008, Mr. Norris and Mr. Ely were each awarded bonuses of $50,000. Mr. Norris was awarded his bonus when he assumed his new position of Acting Chief Financial Officer in February 2008. Mr. Ely was awarded his bonus in July 2007 in connection with his assumption of additional responsibilities.

On September 25, 2008, the Compensation Committee recommended and the Board approved, the 2008 Executive Bonus Plan (the “Plan”). The Plan provides for cash bonus payments to Plan participants, including the Company’s executive officers covered by the disclosure requirements for executive compensation in Item 402(c) of Regulation S-K (the “Executive Officers”), in each fiscal quarter, unless otherwise determined by the Board (the “Performance Period”), based on a performance metric to be designated by the Board and on the number of bonus sharing units, or points, allocated to each participant in accordance with the terms of the Plan (the “Bonus Units”). The purpose of the Plan is to increase shareholder value and the success of the Company by (a) aligning the compensation of executive management to key financial drivers, (b) increasing the competitiveness of executive pay without increasing fixed costs, making bonus payments contingent upon organizational success, and (c) creating internal consistency and standard guidelines among the executive peer group.

For each Performance Period, the Board, in its sole discretion, shall designate (a) the performance metric, (b) the aggregate number of participants, which will be the Executive Officers and the members of the Company’s senior management designated for participation in the Plan, or a range in the number of participants, to be included under the Plan, (c) the aggregate number of Bonus Units, or a range of Bonus Units, to be administered under the Plan, and (d) the specific number of Bonus Units to be allocated to each of the Executive Officers. The Board may, in its sole discretion, make or modify any of these determinations at any time up to the date the bonus amount under this Plan is paid to participants for a particular Performance Period.

For each Performance Period, the Company’s Chief Executive Officer and/or Chief Operating Officer shall designate (a) the specific non-Executive Officer employees who will be participants, and (b) the specific number of Bonus Units to be allocated to each of the non-Executive Officer employees, provided that the total number of participants and Bonus Units will be equal to the aggregate number or range set by the Board. Subject to the Board’s discretion, the Chief Executive Officer and Chief Operating Officer may make or modify any of these determinations at any time up to the date the bonus amount under this Plan is paid to participants for a particular Performance Period.

Pursuant to the Plan, payments of the bonus amounts will be made in cash. At the end of each Performance Period, the Company’s Chief Financial Officer will calculate the bonus amount payable to each participant, which is the performance metric multiplied by the participant’s Bonus Units and divided by the sum of all Bonus Units held by all participants at the end of such Performance Period. The Plan became effective on October 1, 2008 and the First Performance Period will run from October 1, 2008 through December 31, 2008, with Bonus Units and bonus amounts associated with that Performance Period to be determined thereafter.

Equity-Based Incentives. The Compensation Committee and Board strongly believe that it is important for key employees who have primary responsibility for the management, growth, and future success of our company to have significant equity ownership interest in Sonic and to have the potential to gain financially from Sonic’s stock price increases. The interests of shareholders, executives and employees should thereby be more closely aligned. The Compensation Committee and Board seek to provide such ownership interest to executives and key employees by grants of RSUs or grants of options to purchase shares of our common stock in the future at a price equal to fair market value at the date of grant. The Board determines the amounts of long-term incentive awards after considering cost and dilution impact, market trends relating to long-term incentive compensation, the individual’s position with us, remaining availability under our stock option plans and other any other factors it deems relevant. We believe the term and vesting schedule of our stock options and RSUs provide additional incentive to management to focus on long-term growth and market performance of our stock.

Under our stock option plans, shares of our common stock may be purchased at the option price set by us. All grants must be exercised according to the provisions of our stock option plans. All outstanding options expire on the earlier of ten years after the date of grant or 90 days after an option holder’s termination of service with us.

Change in Control Provisions.  As further described under “Employment Agreements,” our executive officers are entitled to specified percentages of their annual base salaries then in effect and all of their outstanding unvested stock options, RSUs, or other equity compensation will immediately vest in full, in the event of a change in control (as defined in the relevant agreements). The change in control provisions in these agreements are designed to offer protection to these employees to recognize their many years of commitment to us.

Other Benefits.  We provide standard employee benefits to all of our employees. Benefits available to executive and non-executive employees include health insurance, vacation, disability insurance, life insurance and participation in our 401(k) plan and employee stock option and RSU programs. We do not offer any supplemental executive health and welfare or retirement programs, or provide any other supplemental benefits or perquisites to our executives.

Impact of Tax and Accounting on Compensation Decisions

Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers in excess of $1 million unless the compensation is performance based.

When determining amounts of equity grants to executives and employees under our equity incentive program, the Compensation Committee considers the compensation charges associated with the grants. Beginning on April 1, 2006, we began accounting for share-based compensation in accordance with the requirements of SFAS No. 123R (Share Based Payment). Under SFAS No. 123R, grants of stock options result in compensation expense equal to the fair value of the options, which is calculated using a Black-Scholes option pricing model. The fair value of restricted stock units is equivalent to the market price of our common stock on the grant date. The expense is recognized over the option vesting period.

Chief Executive Officer Compensation

Mr. Habiger’ compensation as CEO for fiscal year 2008 was established by the Board in accordance with the guidelines described in this Proxy Statement. For fiscal year 2008, Mr. Habiger’s salary was $350,000. Mr. Habiger’s base salary represented approximately 96% of his total compensation, with the balance primarily consisting of $12,250 for 401(k) matching contributions made during fiscal year 2008.

Compensation Committee Report

The members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis contained herein with our management and, based on the review and discussion, has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee Robert M. Greber, Chairman R. Warren Langley Peter J. Marguglio
Summary Compensation Table

The following table shows for the fiscal year ended March 31, 2008, compensation awarded to, paid to, or earned by, our “principal executive officer” “principal financial officer” and other executive officer as of March 31, 2008 (collectively, the “Named Executive Officers”):

				Option	All Other
	Fiscal	Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
David C. Habiger	2008	$350,000	$-	$715	$12,250	$362,965
President and Chief Executive Officer
	2007	$350,000	$-	$265,913	$11,863	$627,776
A. Clay Leighton (3)
Executive Vice President and Chief	2008	$300,000	$-	$-	$18,000	$318,000
Financial Officer
	2007	$300,000	$-	$-	$11,800	$311,800
Mark Ely	2008	$300,000	$50,000	$143	$1,000	$351,143
Executive Vice President of Strategy
	2007	$249,670	$59,861	$53,183	$11,693	$374,407
Paul Norris (4)	2008	$259,615	$50,000	$50,288	$7,400	$367,303
Executive Vice President, Acting Chief
Financial Officer and General Counsel
	2007	$250,096	$-	$-	$5,784	$255,880

(1) This column represents the compensation expense recognized for financial statement reporting purposes in fiscal year 2008 for stock options and RSUs granted in prior fiscal years, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please refer to Note 7, “Shareholders’ Equity,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on June 23, 2008, for the relevant assumptions used to determine the compensation cost of our stock and option awards.

(2) Consists of matching contributions made by the Company on behalf of the named executive to the Company’s 401(k) plan.

(3) Mr. Leighton was appointed Chief Operating Officer on February 25, 2008.

(4) Mr. Norris was appointed Acting Chief Financial Officer on February 25, 2008.

During the fiscal year ended March 31, 2008, no grants of plan-based awards to the Named Executive Officers occurred.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended March 31, 2008, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities				Market
	Underlying	Underlying				Value of
	Unexercised	Unexercised	Option		Number of	Shares
	Options	Options (1)	Exercise	Option	Shares	or Units
	(#)	(#)	Price	Expiration	or Units That	That Have
Name	Exercisable	Unexercisable	($)	Date	Have Not Vested	Not Vested
David C. Habiger	400,000	-	19.99	9/23/2015	-	-
A. Clay Leighton (2)	20,000	-	1.12	7/12/2011	-	-
	103,000	-	1.17	10/25/2011	-	-
	100,000	-	3.97	3/11/2013	-	-
	100,000	-	17.49	5/10/2014	-	-
	200,000	-	19.99	9/23/2015	-	-
Paul Norris	75,000	-	16.54	6/15/2015	8,750	$84,438	(3)
Mark Ely	7,507	-	3.97	3/11/2013	-	-
	40,000	-	17.16	3/24/2014	-	-
	40,000	-	16.62	7/29/2014	-	-
	40,000	-	19.76	9/21/2015	-	-

(1) All unexercisable stock options vest one-fourth each year over a four year period commencing on the date of grant.

(2) As noted in our annual report on Form 10-K for our fiscal year ended March 31, 2008, certain of Mr. Leighton’s option grants are subject to an increase in exercise price as a result of our voluntary stock option review.

(3) The amount was determined by multiplying the total number of shares of our common stock underlying the restricted stock units by $9.65, the closing price of our common stock on March 31, 2008.

Options Exercised

The following table shows, for the fiscal year ended March 31, 2008, the number of shares of our common stock acquired by each Named Executive Officer upon exercise of stock options in fiscal year 2008 and the corresponding dollar amounts realized upon exercise.

Option Awards
	Number of Shares Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	($)(1)
David C. Habiger	-	-
A. Clay Leighton	60,000	$478,125
Paul Norris	-	-
Mark Ely	-	-

(1) Represents the number of options exercised multiplied by the difference between the market price of our common stock on the exercise date and the exercise price of the options

Employment Agreements

On January 23, 2007, our Board approved Executive Employment Agreements for David C. Habiger, A. Clay Leighton, and Mark Ely. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year end, are described in detail in the section entitled “Potential Payments upon Termination or Change in Control” below.

The Executive Employment Agreement for Mr. Habiger, our President and Chief Executive Officer (the “Habiger Agreement”), provides for a base salary of $350,000 and the right to participate in any long term or annual incentive plans maintained by us for our executives. The Habiger Agreement provides that (i) if Mr. Habiger’s employment is terminated without Cause or if Mr. Habiger terminates his employment for Good Reason, unless such termination occurs within 180 days of a Change in Control, we will make a lump sum payment to Mr. Habiger equal to 175% of his annual base salary at the level in effect immediately prior to his termination; and (ii) in the event of a Change in Control, all of Mr. Habiger’s outstanding unvested stock options, RSUs, or other equity compensation will immediately vest in full and we will make a lump sum payment equal to 175% of his annual base salary at the level in effect at the time of the Change in Control.

The Executive Employment Agreement for Mr. Leighton, our Company’s Chief Operating Officer (the “Leighton Agreement”), provides for a base salary of $300,000 and the right to participate in any long term or annual incentive plans maintained by us for our executives. The Leighton Agreement provides that (i) if Mr. Leighton’s employment is terminated without Cause or if Mr. Leighton terminates his employment for Good Reason, unless such termination occurs within 180 days of a Change in Control, we will make a lump sum payment to Mr. Leighton equal to 100% of his annual base salary at the level in effect immediately prior to his termination; and (ii) in the event of a Change in Control, all of Mr. Leighton’s outstanding unvested stock options, RSUs, or other equity compensation will immediately vest in full and we will make a lump sum payment equal to 100% of his annual base salary at the level in effect at the time of the Change in Control.

The Executive Employment Agreement for Mr. Ely, our Executive Vice President of Strategy (the “Ely Agreement”), provides for a base salary of $300,000 and the right to participate in any long term or annual incentive plans maintained by us for our executives. The Ely Agreement provides that (i) if Mr. Ely’s employment is terminated without Cause or if Mr. Ely terminates his employment for Good Reason, unless such termination occurs within 180 days of a Change in Control, we will make a lump sum payment to Mr. Ely equal to 100% of his annual base salary at the level in effect immediately prior to his termination; and (ii) in the event of a Change in Control, all of Mr. Ely’s outstanding unvested stock options, RSUs, or other equity compensation will immediately vest in full and we will make a lump sum payment equal to 100% of his annual base salary at the level in effect at the time of the Change in Control.

Effective February 26, 2008, Mr. Norris assumed the position of Executive Vice President, Interim Chief Financial Officer and General Counsel. In connection with his new position, Mr. Norris received a bonus of $50,000 and entered into an Amended and Restated Executive Employment Agreement (the “Norris Agreement”) with Sonic. The Norris Agreement provides for a base salary of $300,000 and the right to participate in any long term or annual incentive plans maintained by Sonic for its executives. The Norris Agreement provides that (a) if Mr. Norris’s employment is terminated without Cause or if Mr. Norris terminates his employment for Good Reason, unless such termination occurs within 180 days of a Change in Control, Sonic will make a lump sum payment to Mr. Norris equal to 100% of his annual base salary at the level in effect immediately prior to his termination; and (b) in the event of a Change in Control, all of Mr. Norris’s outstanding unvested stock options, restricted stock units and other equity compensation will immediately vest in full and Sonic will make a lump sum payment to Mr. Norris equal to 100% of his annual base salary at the level in effect at the time of the Change in Control.

Each of the Executive Employment Agreements contains the following terms:

For purposes hereof, “Cause” shall mean (i) Executive’s conviction of any felony under federal or state law, or any fraud, misappropriation or embezzlement, or (ii) Executive’s breach of a fiduciary duty owed to Company or commission of a material violation of Section 4 (relating to confidential information).

Executive may voluntarily terminate his employment with Company for Good Reason within 30 days of the occurrence of: (a) a material adverse change in Executive’s position causing it to be of materially less stature or responsibility without Executive’s written consent, and such a materially adverse change shall in all events be deemed to occur if Executive no longer serves as his position, unless Executive consents in writing to such change; (b) a reduction, without Executive’s written consent, in his level of compensation (including base salary and fringe benefits); (c) a relocation of his principal place of employment by more than 50 miles, or (d) failure to cure a material breach by Company (or its successor) of this Agreement within thirty (30) days after written notice from Executive to the Company identifying such breach.

For purposes of this Agreement, “Change in Control” shall have the same meaning as “Corporate Transaction,” as such term is defined in the Company’ 2004 Equity Compensation Plan.

Potential Payments upon Termination or Change in Control

The following table summarizes our estimated cost of severance payments had each executive’s employment terminated without cause or if he had terminated his employment for good reason as of March 31, 2008:

Cash
Payment
Name	($)
David C. Habiger	$612,500
A. Clay Leighton	$300,000
Paul Norris	$300,000
Mark Ely	$300,000

The following table summarizes our estimated cost of severance payments had a Change of Control occurred on March 31, 2008:

Name	Cash Payment ($)	Other Benefits ($)
David C. Habiger	$612,500	$-
A. Clay Leighton	$300,000	$-
Paul Norris	$300,000	$-
Mark Ely	$300,000	$-

DIRECTOR COMPENSATION

On January 23, 2007, our Board approved the Board of Directors Compensation Policy (the “Policy”). Pursuant to the Policy, the Board shall review the annual compensation targets, including cash compensation target percentage, at each annual meeting of the Board for the “independent” Board members (each, an “Outside Director” and each Outside Director who serves as chairman of either the Board or a standing committee of the Board (each, a “Chairman”. The Policy provides for an initial annual compensation target of $100,000 for an Outside Director and for each Chairman an initial annual compensation target equal to 120% of the annual compensation target for an Outside Director. The Policy sets the initial cash compensation target percentage at 30% of annual compensation target and the initial equity compensation target percentage at 70%, for both Outside Directors and Chairmen.

In the event the annual meeting of the Board is scheduled later than October 1 in any year, then, in light of the inability to calculate the next year’ annual equity compensation target percentage as contemplated under the Policy until such meeting is held, the Policy provides that effective on October 1 of that year the equity compensation target percentage for both Outside Directors and Chairmen shall be shall be reduced to 0% and the cash compensation target percentage for both Outside Directors and Chairmen shall be increased to 100%, each until the occurrence of such annual meeting.

The following table sets forth information for the fiscal year ended March 31, 2008 regarding compensation of our non-employee directors:

	Fees Earned or
	Paid in Cash	Option Awards	Total
Name	($)	($)(1)	($)
Robert J. Doris (1)	$150,000	$-	$150,000
Mary C. Sauer (1)	$125,000	$-	$125,000
Robert M. Greber	$120,000	$-	$120,000
Peter J. Marguglio	$100,000	$-	$100,000
R. Warren Langley	$100,000	$-	$100,000

(1) In lieu of the outside Directors Compensation Policy, Mr. Doris and Ms. Sauer received the above amounts in consideration of their providing advisory services to the Company’s executives.

At the June 12, 2008 annual Board meeting, the Board reviewed the Policy, and after considering survey information regarding industry practices and other factors, approved amendments to the Policy providing for an annual compensation target of $120,000 for each Board member and for each such member serving as chairman of the Board or one of its standing committees, an annual compensation target equal to 125% of the annual compensation target for the non-chairman members. Under the revised Policy, the annual compensation target for all members is to be paid in equal parts cash and equity compensation, provided that in the event the annual organizational meeting of the Board is scheduled later than October 1 in any year, then, in light of the inability to calculate the next year’s annual equity compensation target percentage as contemplated under the Policy until such meeting is held, the Policy provides that effective on October 1 of that year the equity compensation target percentage shall be shall be reduced to 0% and the cash compensation target percentage shall be increased to 100%, each until the occurrence of such annual organizational meeting.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We have agreed to indemnify each of our directors and executive officers to the fullest extent permitted by California law.

All transactions between us and our officers, directors, principal shareholders and affiliates have been and will be approved by a majority of our Board, including a majority of the disinterested, non-employee directors, and have been or will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

SHAREHOLDER PROPOSALS FOR THE 2009 MEETING

Any shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s Proxy Statement and form of proxy for its 2009 annual meeting must be received by the Company on or before July 29, 2009, in order to be considered for inclusion in its Proxy Statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the Proxy Statement and form of proxy. Any such proposal should be mailed to: Sonic Solutions, 101 Rowland Way, Suite 110, Novato, California 94945, Attention: Secretary.

Shareholder proposals to be presented at the Company’s 2009 annual meeting, other than shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s Proxy Statement and form of proxy for its 2009 annual meeting, must be submitted with other relevant information in writing to the attention of the Company’s Secretary at our principal executive offices no later than a reasonable period of time prior to the production and mailing of the 2009 proxy materials. The shareholder must submit the following relevant information: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (3) the number of shares of the Company’s common stock which are beneficially owned by the shareholder; (4) any material interest of the shareholder in such business; and (5) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act, in the shareholder’s capacity as a proponent of the proposal.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend

THE BOARD OF DIRECTORS

Dated: November 21, 2008